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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Specialty Laboratories, Inc. 2000 Stock Incentive Plan (As Restated Through January 2, 2004) and Specialty Laboratories, Inc. 2000 Employee Stock Purchase Plan (As Restated Through January 2, 2004) (Forms S-8 No. 333-52348, No. 333-88136, 333-105149, and 333-113587), of our reports dated March 9, 2005, with respect to the consolidated financial statements of Specialty Laboratories, Inc., Specialty Laboratories, Inc.'s management assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Specialty Laboratories, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                      /s/  ERNST & YOUNG LLP

Los Angeles, California
March 9, 2005

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  Exhibit 23.1